UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 29, 2004

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada               000-30646             13-3963499
(State or other            (Commission            (IRS Employer
jurisdiction of              File Number)             Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas           77056
(Address of principal executive offices)            (Zip code)

Registrant’s telephone number, including area code      (713) 622-2875

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

a.    Dismissal of Independent Auditors

On December 29, 2004, Fitts, Roberts & Co., P.C. (“FR&C”) informed the Company that it would not stand for reelection as the Company’s independent auditors.

FR&C’s report on the financial statements with respect to the fiscal years ended December 31, 2002 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except FR&C’s report expressed that certain conditions indicate that the Company may be unable to continue as a going concern, and that the accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. There have been no disagreements with FR&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of FR&C, would have caused it to make reference thereto in its report on the financial statements for such year.

On October 10, 2003, FR&C advised the Company that the Company did not have the accounting and disclosure controls in place to produce accurate financial statements. FR&C recommended that the Company employ the appropriate personnel and controls to enable it to prepare timely and accurate financial statements and adequate disclosures to meet the needs of management and investors. The Company has authorized FR&C to respond fully to the inquiries of the successor accountant concerning this matter.

The Company has requested that FR&C furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not the independent auditor agrees with the above statements. A copy of such letter, dated December 29, 2004, is filed as an exhibit to this Current Report on Form 8-K.

b.    New Independent Auditors

On December 9, 2004, the Company’s Board of Directors approved the retention of Beckstead and Watts, LLP as the Company’s independent auditors going forward.

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In May 2004, Steven B. Rash, the Company’s Chief Executive Officer, and Ira Goldknopf, the Company’s Chief Science Officer, resigned. In July 2004, the sole director of the Company, Helen Park, resigned and Crawford Shaw was appointed as sole director, President and Chief Executive Officer. The Company’s current management has no information as to the departure or service of Eric Becker and Gene Thomas. The Company will continue to research to see if such information is available. In August 2004, John Mazzuto and Michael Collyer were appointed as directors to fill the vacancies on the Board of Directors. On October 15, 2004, the Board of Directors elected Crawford Shaw as the Company’s Chairman of the Board, Chief Executive Officer and President, John D. Mazzuto as Vice Chairman of the Board, Chief Financial Officer and Assistant Secretary, Michael Collyer as Secretary and General Counsel, Dennis O’Neill as Controller and Ilene Engelberg as Assistant Controller. Unfortunately, Mr. Collyer, a director, member of the Company’s Compensation Committee and the Company’s Secretary and General Counsel, passed away on December 15, 2004.

Crawford Shaw, 69, a director and the Company’s Chairman of the Board, Chief Executive Officer and President, has been an international lawyer, financier and management consultant in the past thirty years. Previously, Mr. Shaw was a partner with Shaw and Reed, practicing in the areas of international law and finance. At Shaw and Reed, which he founded, Mr. Shaw served as legal, financial and management consultant to several small and medium sized private and public companies. Mr. Shaw is also a director of Paper Free Medical Solutions. Mr. Shaw graduated from Yale College in 1958 and Yale Law School in 1961. He is a former Fellow of the Association of the Bar of the City of New York and is the current Editor of A Lawyer’s Guide to International Business Transactions, published by the American Bar Association and the American Law Institute. Mr. Shaw is a member of the New York Bar and was admitted to practice before the Appellate Division and Court of Appeals in New York, as well as the United States Court for the Southern District of New York and the States Court of International Trade.

John Mazzuto, 56, a director and the Company’s Vice Chairman of the Board, Chief Financial Officer and Assistant Secretary, has been an investor, financial consultant and advisor to a number of mid and small sized firms in various industries. Previously, he was Managing Director of corporate finance of Chemical Bank of New York. Mr. Mazzuto was Group Managing Director of an international merchant bank and was a member of the board of directors of a number of companies. Mr. Mazzuto graduated from Yale College in 1970.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter from Fitts, Roberts & Co., P.C. to the Securities and Exchange Commission, dated December 29, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

December 30, 2004        By: /s/ John D. Mazzuto
Name: John D. Mazzuto
Title: Vice Chairman of the Board, Assistant
Secretary and a Director